MemPore/FirstBingo	Technology Option Agreement-SECOND EXTENSION

TECHNOLOGY OPTION AGREEMENT-SECOND EXTENSION

BETWEEN:

MEMPORE CORP.
a corporation under the Canada Business Corporations Act
(“MemPore”)

-and-

SOUTH SHORE RESOURCES INC. (formerly FIRSTBINGO.COM)
a corporation under the law of Nevada, U.S.A.
(The “Developer”)

WHEREAS MemPore and the Developer entered into an Technology Option Agreement (“TOA”) under which the Developer will explore opportunities for commercial use of MemPore’s technology, and the Term of the TOA was defined to be from October 1, 2006 to March 31, 2007, and which was subsequently extended to September 30, 2007;

AND WHEREAS MemPore requires more time to perform its obligations required by the TOA;

THEREFORE in consideration of the mutual covenants contained herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), the parties hereto agree as follows:

1.	The “Term” as defined in the TOA shall be extended until December 31, 2007.

2.	In all other respects, the parties ratify and confirm the TOA.

3.	This Agreement shall be incorporated into and form part of the TOA.

4.	This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute a single agreement.

IN WITNESS WHEREOF each of the parties hereto has entered into this Agreement as of the date and year of the last signature below:

MEMPORE CORP.	SOUTH SHORE RESOURCES INC.
per: TERRY KIMMEL	per: RICHARD WACHTER
Terry Kimmel, President	Richard Wachter, President
Date: September 26, 2007	Date: October 9, 2007